Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS, ASSET PURCHASE AGREEMENT, (the “Agreement”) dated September 28, 2018, among Point Capital, Inc., a Delaware corporation (the “Buyer”) and Blind Faith Concepts, Inc. a New York corporation (the “Seller”).

The Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, certain assets, identified herein, relating to the design and development of footwear, subject to certain liabilities, upon the terms and conditions of this Agreement.

Accordingly, the parties agree as follows:

ARTICLE I

SALE OF ASSETS

SECTION 1.1 ASSETS TO BE SOLD. Except as otherwise provided in Section 1.2, at the Closing provided for in Article 4, the Seller shall sell, assign, transfer and deliver to the Buyer all of the assets, properties, and rights of the Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller relating to or used or employed in connection with those assets described on Schedule 1.1, attached hereto (all of such assets, properties, rights and business being hereinafter sometimes collectively called the “Purchased Assets”)

SECTION 1.2 RESERVED.

ARTICLE II

ASSUMPTION OF LIABILITIES

SECTION 2.1 LIABILITIES ASSUMED BY BUYER. In partial payment of the Purchase Price (as defined in Section 3.1), the Buyer shall assume only liabilities and obligations under contracts and other agreements to which the Seller is a party and relating to the Purchased Assets only, to the extent existing on the Effective Date. The specific liabilities to be assumed by the Buyer pursuant to this Agreement are hereinafter sometimes collectively referred to as the “Assumed Liabilities.”

SECTION 2.2 LIABILITIES NOT ASSUMED BY BUYER. Anything in this Agreement to the contrary notwithstanding, the Seller shall be responsible for all of its liabilities and obligations not hereby expressly assumed by the Buyer and the Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Seller, including, without limitation, (1) liabilities not relating to the Assets; and (2) tax liabilities, including, without limitation, income, excise, sales, use, gross receipts, franchise, employment, payroll or property relating to the Purchased Assets for any period ending on or before the Closing Date or arising out of the transactions contemplated by this Agreement.

ARTICLE III

CONSIDERATION AND PAYMENT

SECTION 3.1 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be an amount equal to the sum of two million (2,000,000) restricted shares of common capital stock of the Buyer and the Assumed Liabilities.

SECTION 3.2 PAYMENT OF PURCHASE PRICE. The Buyer shall pay the Purchase Price on the Closing Date as defined in Article 4 by (1) delivering to Seller, by either physical certificate representing the shares or confirmation from the transfer agent of the Buyer, Manhattan Transfer Registrar Co (the “Transfer Agent”) that the shares have been issued in book entry on the records held by the Transfer Agent. and (2) assuming the Assumed Liabilities.

SECTION 3.3 RESERVED

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ARTICLE IV

CLOSING; CLOSING DATE

The Closing of the sale and purchase of the Purchased Assets contemplated hereby shall take place at Buyer's offices at such other time or date as the parties may mutually agree in writing. The time and date upon which the Closing occurs is herein called the “Closing Date.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represent and warrant to the Buyer as follows:

SECTION 5.1 DUE INCORPORATION AND QUALIFICATION. Seller is a business entities duly organized, validly existing and is in good standing under the corporate laws of the State of New York and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

SECTION 5.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the Seller's respective obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar laws now or hereafter in effect generally affecting the enforcement of creditors’ rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person is required in connection with the execution and delivery by the respective Seller of this Agreement and the consummation and performance by the Seller of the transactions contemplated herein.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under (1) the Articles of Incorporation, operating agreement or bylaws of the Seller; (2) any material instrument, contract or other agreement to which the Seller is a party or by or to which it or any of its or their material assets or properties is bound or subject; or (3) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon or applicable to the Seller or upon the securities, properties or business of the Seller.

SECTION 5.3 LITIGATION. Except as set forth on Schedule 5.3, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator, governmental or regulatory body against the Seller which relate in any way, directly or indirectly, to the Assets or the transactions contemplated herein. Seller is not a party to, or, to the knowledge of the Seller, threatened with, any litigation or judicial, administrative or arbitration proceeding relating to the Business which if decided adversely to the Seller could delay the consummation of the transactions contemplated hereby or upon the Seller’s material assets, properties, business, operations or condition (financial or otherwise), or which could create a material liability of the individual Seller.

SECTION 5.4 AGREEMENTS. All contracts, agreements, and rights and obligations derived otherwise relating the Purchased Assets have been made available to the Buyer and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Seller is not in default under any of them, nor is any other party to any such contract or other agreement in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a default thereunder. Except as set forth in Schedule 5.4, no approval or consent of any person is needed in order that the contracts or other agreements set forth in on Schedule 1.1 attached hereto continue in full force and effect with the Buyer following the consummation of the transactions contemplated by this Agreement. For purposes of closing the transaction described herein, said approvals not be required to be met prior to Closing.

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SECTION 5.5 RESERVED.

SECTION 5.6 RESERVED.

SECTION 5.7 LIENS. The Seller own outright and has good and marketable title to the Purchased Assets, free and clear of any lien or other encumbrance.

SECTION 5.8 LIABILITIES. Except as set forth on Schedule 5.8, the Seller does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, relating to the Assets, including, but not limited to, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement (“Liabilities”), which have not been fully disclosed to the Buyer.

SECTION 5.9 RESERVED.

SECTION 5.10 RESERVED.

SECTION 5.11 NO MATERIAL ADVERSE CHANGE. Since September 1, 2018, there has been no material adverse change in the assets (and the respective values thereof), properties, business, operations, liabilities or condition of the Purchased Assets and neither of the Seller knows of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business, operations or condition of the Purchased Assets, whether or not covered by insurance.

SECTION 5.12 OPERATIONS OF SELLER. From September 1, 2018 through the date hereof, Seller has not:

a.	Amended, or agreed to amend, its Articles of Incorporation (or similar charter documents) or bylaws; or merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other person; or changed, or agreed to change, in any manner the character of the Purchased Assets;

b.	Waived, or agreed to waive, any right of material value to the Purchased Assets;

c.	Materially changed, or agreed to materially change, any of its business policies or practices relating to or affecting the Business, including, without limitation, production, advertising, marketing, pricing, purchasing, accounting, sales, returns, budget or product acquisition policies or practices;

d.	Except in the ordinary course of business relating to the Purchased Assets, other than for fair market value, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of its assets or properties; or granted or suffered, or agreed to grant or suffer, any lien or other encumbrance on any of its assets or properties;

e.	Except for inventory or equipment acquired in the ordinary course of business relating to the Purchased Assets, made any acquisition of all or any part of the assets, properties, capital stock or business of any other persons or made any commitments to do any of the foregoing relating to the Purchased Assets;

f.	Suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations or conditions of the Seller relating to the Purchased Assets; or

g.	Entered into, or agreed to enter into, any other material contract or other agreement or other material transaction relating to the Purchased Assets.

SECTION 5.13 COMPLIANCE WITH LAWS. The Seller has complied with all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to the Purchased Assets and has not received any notice of violation of any of the foregoing.

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SECTION 5.14 INVENTORY VALUATION. The inventory of the Seller relating to the Purchased Assets, as the same exists on the date of this Agreement, is in usable and salable condition in the ordinary course of business at the amounts carried on the books and records of the Seller. The materials, supplies and work-in-progress, and additions thereto, included in such inventory are of at least the standard quality for such items in the publishing industry; are suitable for the printing, manufacture and distribution of the Publications; and are not in excess of the normal purchasing patterns of the Seller.

SECTION 5.15 TAX MATTERS. The Buyer will not assume or otherwise become liable for any income, excise, sales, use, gross receipts, franchise, employment, payroll related, property or any other tax of any sort relating to the assets, business or property of the Seller with respect to any period commenced prior to the Closing Date or arising out of the transactions contemplated hereby (except any use tax, if any, imposed upon Buyer). The Seller has filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which the Seller is required to file and has paid or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties owed by Seller.

SECTION 5.16 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of the respective Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. The information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

SECTION 5.17 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as follows:

SECTION 6.1 DUE INCORPORATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted.

SECTION 6.2 CORPORATE POWER OF BUYER. The Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person is required in connection with the execution and delivery by the Buyer of this Agreement and the consummation and performance by the Buyer of the transactions contemplated hereby.

SECTION 6.3 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

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ARTICLE VII

COVENANTS AND AGREEMENTS

The parties covenant and agree as follows:

SECTION 7.1 EXPENSES OF SALE. The parties to this Agreement shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, but not limited to, all fees and expenses of agents, representatives, counsel and accountants. Any and all taxes resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Seller.

SECTION 7.2 FORWARDING INQUIRIES. For a period of one (1) year from the Closing Date, the Seller shall forward to the Buyer any mail or telephone inquiries relating to the Purchased Assets and shall promptly after the Closing Date file complete and adequate forwarding notices with the postal officials and appropriate telephone utilities provided by the Buyer for the forwarding to the Buyer of all mail and telephone calls relating to the Purchased Assets or the Publications.

SECTION 7.3 COVENANTS AGAINST COMPETITION.

7.3.1 NON-COMPETE. From the date hereof and for a period of three (3) years thereafter (the “Restricted Period”), Seller, and/or their affiliates shall not, in the United States, directly or indirectly:

a.	Engage in the manufacturing and/or distribution of a product which directly competes with the Assets (the “Restricted Activity”);

b.	Assist any person in conducting the Restricted Activity; provided, however, that this is not intended to restrict Seller's ownership of up to five percent (5%) of the securities of a person who engages in the Restricted Activity; or

c.	For the purpose of conducting the Restricted Activity, interfere with business relationships (whether formed heretofore or hereafter) between Buyer and customers of or suppliers.

Seller agrees that, in the event of a breach or threatened breach by Seller of this subsection, Buyer shall be entitled to seek injunctive relief restraining the breaching party from engaging in the Restricted Activity. Nothing hereunder, however, shall be construed as prohibiting Buyer from pursuing any other remedies available to it in law or in equity.

7.3.2 CONFIDENTIAL INFORMATION. During and after the Restricted Period, the Seller shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others except in connection with the business and affairs of the Buyer and its affiliates, all confidential matters relating to the Purchased Assets and to the Buyer and its affiliates, including, but not limited to, trade secrets, customer lists, subscription lists, details of author or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, inventions and research projects and other business affairs relating to the Purchased Assets and the business of Buyer and shall not disclose them to anyone outside of the Buyer and its affiliates, provided, however, this covenant shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by the Seller.

SECTION 7.4 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including without limitation, copyright and trademark assignments.

SECTION 7.5 RESERVED.

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SECTION 7.6 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the Buyer shall be entitled, through its employees and representatives, to make such investigations of the Purchased Assets and the Assumed Liabilities and such examination of the books, records and financial condition of the Seller’s business as the Buyer reasonably considers necessary. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Seller shall cooperate fully therein. No investigation by the Buyer shall, however, diminish or obviate in any way any of the representations, warranties, covenants or agreements of the Seller under this Agreement. If this Agreement terminates, the Buyer and its affiliates shall return to the Seller all copies of documents obtained during the course of such investigation or prior thereto and shall keep confidential and shall not disclose to others or use in any manner any information obtained during the course of such investigation or prior thereto, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Assets, or received from a third party not known to the Buyer to be under an obligation to the Seller to keep such information confidential. Promptly after the Closing or the termination of this Agreement, the Buyer and its affiliates shall return to the Seller all copies of documents, if any, obtained during the course of such investigation or prior thereto which do not relate to the Purchased Assets and shall keep confidential and shall not disclose to others or use in any manner any information which does not relate to the Purchased Assets, unless readily ascertainable from public or published information or trade sources, or already known or subsequently developed by the Buyer independently of any investigation pursuant to this Section 7.6, or received from a third party not known to the Buyer to be under an obligation to the Seller to keep such information confidential.

SECTION 7.7 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any and all service of process and any other notice in any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of Delaware and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any suit or proceeding, any claims that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

SECTION 7.8 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES OF SELLER. From the date hereof through the Closing Date, the Seller shall maintain the Purchased Assets in such a manner so that the representations and warranties contained in Article 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of the Buyer to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

SECTION 8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller shall have performed and complied with all covenants or agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

SECTION 8.2 NO MATERIAL ADVERSE CHANGE. Since September 1, 2018 there shall have been no material adverse change in the Purchased Assets taken as a whole, and Seller shall not know of any such change which is threatened, nor shall there have been any damage, destruction or loss materially adversely affecting the Purchased Assets taken as a whole, whether or not covered by insurance.

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SECTION 8.3 CORPORATE EXAMINATIONS. The Buyer shall be satisfied with the results of the corporate examinations and investigations made pursuant to Section 7.6 hereof.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of the Seller to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

SECTION 9.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date.

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLER

Notwithstanding any right of the Buyer fully to investigate the affairs of the Seller and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement or in any document delivered to the Buyer by the Seller or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations and warranties shall survive the execution and delivery hereof and the Closing hereunder, and shall thereafter terminate and expire with respect to any theretofore unasserted (1) General Claim or Publisher's Liability Claim (as herein defined), on that date being exactly three (3) months from the execution of this Agreement, and (2) any Tax Claim when the liability to which such Tax Claim may relate is barred by all applicable statutes of limitations. As used in this Agreement, the following terms have the following meanings:

a.	“General Claim” means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement that is not a Tax Claim or Publisher's Liability Claim.

b.	“Tax Claim” means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement related to federal, state, county, local or foreign taxes.

c.	“Publisher's Liability Claim” means any claim arising pursuant to paragraph (c) of Section 11.1.

ARTICLE XI

INDEMNIFICATION

SECTION 11.1 OBLIGATION OF SELLER TO INDEMNIFY. Subject to the limitations contained in Article 10, the Seller, shall indemnify, defend and hold harmless the Buyer and its directors, officers, employees, affiliates and assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (“Losses”) based upon, arising out of or otherwise due to:

a.	Any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant hereto;

b.	Any liability or obligation not assumed by the Buyer pursuant to Section 2.1, including, without limitation, any liability to which it may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the provisions of any Bulk Sales Act or any similar statute as enacted in any jurisdiction, domestic or foreign; and

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SECTION 11.2 OBLIGATION OF BUYER TO INDEMNIFY. The Buyer shall indemnify, defend and hold harmless the Seller from and against any Losses arising out of or due to:

a.	Any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant hereto;

b.	Any liability or obligation assumed by the Buyer pursuant to Section 2.1; and

SECTION 11.3 NOTICE TO INDEMNIFYING PARTY. If any party (the “Indemnitee”) receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the “Indemnifying Party”) pursuant to Section 11.1 or 11.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement and shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within fifteen (15) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. (In such case the Indemnitee may participate, at its own expense, in such defense.) If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may at the Indemnifying Party's expense, pay, compromise or defend such asserted liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

ARTICLE XII

RESERVED

ARTICLE XIII

TERMINATION OF AGREEMENT

This Agreement may be terminated on or prior to the Closing as follows:

a.	At the election of the Seller, if any one or more of the conditions set forth in Article 9 has not been fulfilled as of the scheduled Closing Date;

b.	At the election of the Buyer, if any one or more of the conditions set forth in Article 8 has not been fulfilled as of the scheduled Closing Date;

c.	At any time on or prior to the Closing Date, by mutual written consent of the Seller and the Buyer.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 8 and 9 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 7.1 and 14.1 and the last two (2) sentences of Section 7.6 hereof shall survive any termination of this Agreement.

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ARTICLE XIV

MISCELLANEOUS

SECTION 14.1 CONFIDENTIALITY. The Seller and the Buyer agree to keep the terms and conditions of this Agreement confidential except insofar as disclosure may be required by law or regulation or legal process and in such event the party so required to disclose shall provide the other party with prompt notice to enable it to seek a protective order or other appropriate remedy preventing disclosure.

SECTION 14.2 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or if mailed, five (5) days after the date of mailing, as follows:

If to Blind Faith Concepts, Inc.:	Address:
Facsimile:
E-mail:
Attention:

with a copy to:
Facsimile:
E-mail:
Attention:

If to the Buyer:	Address:
Facsimile:
E-mail:
Attention:

with a copy to:	Name: Address:
Facsimile:
E-mail:
Attention:

Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

SECTION 14.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Purchased Assets and related transactions and supersede all prior agreements, written or oral, with respect thereto.

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SECTION 14.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

SECTION 14.5 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

SECTION 14.6 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single document.

SECTION 14.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed within such State.

SECTION 14.9 BULK SALES. Buyer hereby waives compliance by Seller with any applicable laws relating to bulk transfers in connection with the sale of the Purchased Assets. Seller agrees to indemnify Buyer with respect to any failure to comply with such bulk transfer laws pursuant to the provisions of Paragraph (b) of Section 11.1.

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SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

“Seller”

Blind Faith Concepts, Inc.

By:	/s/ Karen Berend
Name:	Karen Berend
Title:	President

“Seller”

Blind Faith Concepts, Inc.

By:	/s/ David Berend
Name:	David Berend
Title:	President

“Buyer”

Point Capital, Inc.

By:	/s/ Erc Weisblum
Name:	Eric Weisblum
Title:	Chief Executive Officer

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SCHEDULE 1.1

Asset List for Blind Faith Concepts, Inc.

Asset	Description
Trademark Name	- NFID (Standard Characters, mark.jpg). - Serial # 87939331
Trademark Logo	- NFID L4L (stylized and/or with design, MRK6911715126-180157156_._NFID_Drawing.jpg) - Serial # '87933752
Trademark Name, backwards D	- NFID (stylized and/or with design, MRK6911715126-132340649_._Drawing_846x302_NFID_logo.jpg) - Serial # 87939273
Domain Name	- http://www.nfid.com
Artist Agreement	- Brand Ambassador Agreement with Maxwell George Schneider dated July 2018

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SCHEDULE 5.3

Litigation Related to the Assets

None.

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SCHEDULE 5.4

Approvals of Assignments

Asset	Description
Trademark Name	- USPTO Approval
Trademark Logo	- USPTO Approval
Trademark Name, backwards D	- USPTO Approval
Domain Name	- Approval of website registrar
Artist Agreement	- None

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SCHEDULE 5.8

Exempt Liabilities Related to the Assets

None.

16